Exhibit 24 (c) 1

                      POWER OF ATTORNEY


      The  undersigned,  as  a director  of  Public  Service
Company   of   Oklahoma  (the  "Company"),   hereby   makes,
constitutes  and appoints Robert L. Zemanek and  R.  Russell
Davis, and each of them severally, his true and lawful attorneys-in-fact and agents, each with full power and authority (acting alone and without the others) to execute in the name and on behalf of the undersigned, in any and all capacities, the Company's Annual Report on Form 10-K for 1994 and any and all amendments thereto, to be filed under the Securities Exchange Act of 1934, as amended, and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting to such attorneys-in-fact, and agents, and each of them, full power and authority of substitution and revocation in the premises and full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue of this Power of Attorney.

     IN WITNESS WHEREOF, I have hereunto executed this Power of Attorney this 24th day of January, 1995.



                              Robert L. Zemanek






      Subscribed and sworn to before me this 24th day of January, 1995 by Robert L. Zemanek.

                              Laura A. Lewis
                              Notary Public

My Commission Expires:
5-31-95